Exhibit 21

Trinity Industries, Inc. Active Subsidiaries as of September 30, 2023
Name of Subsidiary	Domicile	Ownership Percentage
CJB Prime Property, LLC	Delaware	100%
Heritage Aviation Services LLC	Nevada	100%
International Industrial Indemnity Company	Vermont	100%
RailPulse LLC	Delaware	20%
Reunion General Agency, Inc.	Texas	100%
Trinity Argentina S.R.L.	Argentina	100%
Trinity Industries Leasing Company	Delaware	100%
RIV 2013 Rail Holdings LLC	Delaware	31%
TRP 2021 Railcar Holdings, LLC	Delaware	100%
TRP 2021 LLC	Delaware	100%
TRP Railcar Co., LLC	Delaware	100%
RIV II, LLC	Delaware	100%
Signal Rail Holdings LLC	Delaware	13%
TILX GP V, LLC	Delaware	100%
Trinity Rail Leasing V LP	Texas	1%
TILX LP V, LLC	Delaware	100%
Trinity Rail Leasing V LP	Texas	99%
Trinity Marks Company	Delaware	100%
Trinity Rail, Inc.	Delaware	100%
TrinityRail Leasing Management, Inc.	Delaware	100%
TrinityRail Canada Inc.	British Columbia	100%
TrinityRail Quasar Holdings Inc.	British Columbia	100%
Quasar Platform Inc.	Canada	100%
Trinity Rail Leasing 2010 LLC	Delaware	100%
Trinity Rail Leasing 2017 LLC	Delaware	100%
Trinity Rail Leasing 2018 LLC	Delaware	100%
Trinity Rail Leasing 2019 LLC	Delaware	100%
Trinity Rail Leasing 2020 LLC	Delaware	100%
Trinity Rail Leasing 2021 LLC	Delaware	100%
Trinity Rail Leasing 2022 LLC	Delaware	100%
Trinity Rail Leasing 2023 LLC	Delaware	100%
Trinity Rail Leasing VII LLC	Delaware	100%
Trinity Rail Leasing Warehouse Trust	Delaware	100%
TRIP Rail Holdings LLC	Delaware	43%
Tribute Rail Holdings LLC	Delaware	100%
Tribute Rail LLC	Delaware	100%
TRIP Railcar Co., LLC	Delaware	100%
Triumph Rail Holdings LLC	Delaware	100%
Triumph Rail LLC	Delaware	100%
TrinityRail Investment Holding Company LLC	Delaware	100%
TRIHC 2018 LLC	Delaware	100%
Dynamic Rail Leasing LLC	Delaware	15%
Trinity Industries Railcar Corporation	Delaware	100%
Trinity Logistics Group, Inc.	Texas	100%
Trinity Central Maintenance, LLC	Delaware	100%

Trinity Industries, Inc. Active Subsidiaries as of September 30, 2023
Name of Subsidiary	Domicile	Ownership Percentage
Trinity Rail Group, LLC	Delaware	100%
FreightLucid, LLC	Delaware	100%
Trinity Global Ventures Limited	Saudi Arabia	51%
Trinity Heads, Inc.	Delaware	100%
Trinity North American Freight Car, Inc.	Delaware	100%
Trinity Parts & Components, LLC	Delaware	100%
Axium Equipment, LLC	Illinois	100%
Holden America IL, LLC	Illinois	100%
Holden Sales & Service, LLC	Illinois	100%
Ramptech, LLC	Illinois	100%
TrinityRail International Holdings, LLC	Illinois	100%
Trinity Rail de Mexico, S. de R.L. de C.V.	Mexico	33%
Trinity Rail Sabinas, S. de R.L. de C.V.	Mexico	33%
TrinityRail Commercial Services, LLC	Delaware	100%
Trinity Rail de Mexico, S. de R.L. de C.V.	Mexico	67%
Trinity Rail Sabinas, S. de R.L. de C.V.	Mexico	67%
Trinity Tank Car, Inc.	Delaware	100%
TrinityRail Maintenance Services, Inc.	Delaware	100%
MCM Railyard, LLC	Delaware	100%
Trinity Bay Worx, LLC	Delaware	100%
Bay Worx Industries, LLC	Texas	100%
TrinityRail Asset Management Company, Inc.	Delaware	100%
RSI Leasing, LLC	Delaware	100%
STS Intermodal, LLC	Michigan	100%
RSI Logistics, LLC	Delaware	100%
TRN Services, LLC	Delaware	100%
HLA Engineers, Inc.	Texas	41%
Vigilant Systems, Inc.	Texas	100%
Waldorf Properties, Inc.	Delaware	100%
McConway & Torley – Anniston, Inc.	Delaware	100%
Platzer Shipyard, Inc.	Delaware	100%